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                                                               EXHIBIT 10.06

                                TRANSFER AGENT AGREEMENT

     THIS AGREEMENT is made as of _____________, 1996, by and between JWH Global Portfolio, a Delaware business trust (the "Trust"), CIS Investments, Inc., a Delaware Corporation (the "Managing Owner"), and Cargill Investor Services, Inc., a Delaware Corporation (the "Transfer Agent").

                                 W I T N E S S E T H:

     WHEREAS, the Trust is a commodity pool whose units of beneficial interest ("Units") are offered to the public pursuant to a registration statement filed under the Securities Act of 1933; and

     WHEREAS, the Transfer Agent is, among other things, registered with the Securities and Exchange Commission as a transfer agent under the Securities Exchange Act of 1934.

     NOW, THEREFORE, the Trust, the Managing Owner and the Transfer Agent do mutually promise and agree as follows:

1.   TERMS OF APPOINTMENT; DUTIES OF THE TRANSFER AGENT

     Subject to the terms and conditions set forth in this Agreement, the Trust hereby appoints the Transfer Agent to act as transfer agent for the Trust.

     The Transfer Agent shall perform all of the customary services of a transfer agent, including but not limited to:

     A. Receive subscriptions for the purchase of Units, with prompt delivery of supporting documentation to Managing Owner and Trust's escrow agent (the "Escrow Agent") and, where appropriate, of payment to the Escrow Agent;

     B. At the instructions of the Managing Owner, issue uncertificated Units in the account of each investor whose subscription has been accepted by the Trust ("Unitholder") on the appropriate closing date;

     C.   Process redemption requests received in good order;

     D. Pay monies (upon transfer of funds from the Trust's customer account maintained by the Transfer Agent in its capacity as futures clearing broker for the Trust) in accordance with the instructions of redeeming Unitholders;

     E. Process transfers of Units in accordance with the Managing Owner's instructions;

     F. Prepare and transmit or credit payments for distributions declared by the Trust;

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     G.   Make changes to Unitholder records;

     H. Record the issuance of Units of the Trust and maintain a record of the total number of Units issued and outstanding;

     I. Create and maintain records showing for each Unitholder's account the following:

          i.   Names, addresses, and tax identification numbers;
          ii.  Number of Units held; and
          iii. Historical information regarding the account of each Unitholder, including date and price for each transactions.

2.   COMPENSATION

     The Transfer Agent acknowledges and agrees that the only compensation it shall receive for services provided to the Trust shall be the Brokerage Fee it receives the Trust pursuant to its Customer Agreement with the Trust.

     The Trust agrees to reimburse the Transfer Agent for telephone, fax, copying and postage charges and other reasonable expenses incurred by the Transfer Agent in performing its duties hereunder.

3.   INDEMNIFICATION; REMEDIES UPON BREACH

     The Transfer Agent agrees to use reasonable care and act in good faith in performing its duties hereunder.

     Provided that the Transfer Agent has used reasonable care and acted in good faith, the Transfer Agent shall not be liable or responsible for delays or errors occurring by reason of circumstances beyond its control, including acts of civil or military authority, national or state emergencies, fire, mechanical or equipment failure, flood or catastrophe, acts of God, insurrection or war.

     The Trust will indemnify and hold the Transfer Agent harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from the Transfer Agent's bad faith or negligence, and arising out of or in connection with the Transfer Agent's duties on behalf of the Trust hereunder, including as a result of the Transfer Agent acting upon any instructions of the Managing Owner or as a result of acting in reliance upon any genuine instrument signed, countersigned or executed by an person or persons authorized to sign, countersign or execute the same.

     If in any case the Trust may be requested to indemnify or hold harmless the Transfer Agent, the Transfer Agent shall advise the Trust of all pertinent facts concerning the situation in question. The Trust shall have the option to defend the Transfer Agent against any claim which may be the subject of this indemnification and, in the event that the Trust so elects, the Trust shall notify the

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Transfer Agent, and thereupon the Trust shall take over complete defense of the claim and the Transfer Agent shall sustain no further legal or other expenses in such situation for which the Transfer Agent has sought indemnification under this Section. The Transfer Agent shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify the Transfer Agent, except with the Trust prior written consent.

4.   CONFIDENTIALITY

     The Transfer Agent agrees to treat confidentially all records and other information relative to the Trust and its Unitholders and shall not disclose any such information to any other party, except with the prior written approval of the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Transfer Agent may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

5.   ILLINOIS LAW

     This Agreement shall be construed under and in accordance with the laws of the State of Illinois without regard to the principles of conflicts of laws thereof.

6.   AMENDMENT, ASSIGNMENT AND TERMINATION

     A.   This Agreement may be amended by the mutual consent of the parties.

     B. This Agreement and any right or obligation hereunder may not be assigned by either party without the written consent of the other party.

     C. This Agreement may be terminated by a party upon 60 days' written notice to the other party.

     D. In the event the Trust notifies the Transfer Agent of the Trust's intention to terminate and appoint a successor transfer agent, the Transfer Agent agrees to cooperate in the transfer of its duties and responsibilities to the successor, including any and all relevant books, records and other data established or maintained by the Transfer Agent hereunder. In such event, the Trust shall be responsible for all reasonable out-of-pocket expenses associated with the transfer of records and materials.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed  as of the day and year first above written.

                                   JWH GLOBAL PORTFOLIO
                                   By:   CIS Investments, Inc.
                                         Managing Owner

                                      By:_____________________________
                                         L. Carlton Anderson
                                         Vice President


                                   CIS INVESTMENTS, INC.


                                   By: _____________________________
                                       L. Carlton Anderson
                                       Vice President



                                   CARGILL INVESTOR SERVICES, INC.


                                   By: _____________________________
                                       L. Carlton Anderson
                                       Vice President


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